UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

  (Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 29, 2018, the Board of Directors (the “Board”) of Forward Industries, Inc. (the “Company”) appointed Mr. James Ziglar to the Board.  Mr. Ziglar was also appointed to the Board’s Audit and Compensation Committees.

There is no arrangement or understanding between Mr. Ziglar, and any other persons pursuant to which he was selected as a director.  Since the beginning of fiscal 2017 through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company in which the amount involved exceeds $120,000 and in which Mr. Ziglar had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On October 29, 2018, the Company received written notice (the “Compliance Notice”) from The Nasdaq Stock Market (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5605.

As previously disclosed, on April 25, 2018, the Company received a notification letter from Nasdaq indicating that, as of April 20, 2018, the Company was no longer in compliance with Listing Rules 5605(c)(2)(A) and 5065(d)(2)(A) (the “Rules”).  The Rules require the Company’s Audit Committee to have a minimum of three members and the Compensation Committee to have a minimum of two members.

With the Compliance Notice, Nasdaq informed the Company that it determined that with the appointment of Mr. James Ziglar to the Company’s Board of Directors, Audit Committee and Compensation Committee that the Company has regained compliance with the Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: October 30, 2018	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer